As filed with the Securities and Exchange Commission on January 10, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE MEDICINES COMPANY
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3324394 (I.R.S. Employer Identification No.)

8 Campus Drive
Parsippany, New Jersey 07054
(Address of Principal Executive Offices including Zip Code)

2007 EQUITY INDUCEMENT PLAN
(Full title of the Plan)

Clive A. Meanwell Chairman and Chief Executive Officer The Medicines Company 8 Campus Drive Parsippany, New Jersey 07054 (973) 656-1616

(Name and address, including zip code, and telephone
number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $0.001 par value per share	1,700,000	$19.30	$32,810,000	$1,289.43

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall be deemed to cover any additional shares of common stock that may from time to time be offered or issued to prevent dilution resulting from any stock dividend, stock split, or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act for the 1,700,000 shares registered hereunder (based on the average of the high ($19.66) and low ($18.94) prices for our common stock reported by the Nasdaq Global Select Market on January 8, 2008).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

        The information required by Item 1 is included in documents sent or given to participants in The Medicines Company’s 2007 Equity Inducement Plan, or the 2007 Plan, pursuant to Rule 428(b)(1) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

        The written statement required by Item 2 is included in documents sent or given to participants in the 2007 Plan, pursuant to Rule 428(b)(1) of the Securities Act.

1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        We are subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, or the Exchange Act.  In accordance with the Exchange Act, we file reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the Commission.  The following documents, which we previously filed with the Commission, are incorporated by reference in this registration statement:

(a)          our annual report on Form 10-K for the year ended December 31, 2006;

(b)         our proxy statement for our 2007 annual meeting of stockholders filed with the Commission on April 18, 2007;

(c)          our quarterly report on Form 10-Q for the three months ended March 31, 2007;

(d)         our quarterly report on Form 10-Q for the three months ended June 30, 2007;

(e)          our quarterly report on Form 10-Q for the three months ended September 30, 2007;

(f)            our current report on Form 8-K filed with the Commission on January 16, 2007;

(g)         our current report on Form 8-K filed with the Commission on February 14, 2007;

(h)         our current report on Form 8-K filed with the Commission on February 16, 2007;

(i)             our current report on Form 8-K filed with the Commission on April 11, 2007;

(j)             our current report on Form 8-K filed with the Commission on April 18, 2007;

(k)          our current report on Form 8-K filed with the Commission on April 27, 2007;

(l)             our current report on Form 8-K filed with the Commission on July 2, 2007;

(m)       our current report on Form 8-K filed with the Commission on July 2, 2007;

(n)         our current report on Form 8-K filed with the Commission on July 6, 2007;

(o)         our current report on Form 8-K filed with the Commission on July 25, 2007;

(p)         our current report on Form 8-K filed with the Commission on September 10, 2007;

(q)         our amended current report on Form 8-K/A filed with the Commission on September 11, 2007;

(r)            our current report on Form 8-K filed with the Commission on October 17, 2007;

(s)          our current report on Form 8-K filed with the Commission on October 24, 2007; and

(t)            The description of the common stock contained in our registration statement on Form 8-A filed with the Commission on July 28, 2000, including any subsequent amendment or report filed for the purpose of updating such description.

        In addition, all documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, are incorporated by reference in this registration statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Article SEVENTH of our Third Amended and Restated Certificate of Incorporation, as amended to date, or the Charter, provides that no director of our company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

        Article EIGHTH of our Charter provides that each of our directors and officers (a) shall be indemnified by us against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of us) threatened or brought against him by virtue of the fact that he is, or has agreed to serve as, a director or officer of our company or is serving in the position of director, officer, partner, employee or trustee of another corporation, partnership, joint venture trust or other enterprise on our behalf, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by us against all expenses (including attorneys’ fees) and amounts paid in settlement incurred in connection with any action by or in the right of us brought against him by virtue of the fact that he is, or has agreed to serve as, a director or officer of our company or is serving in the position of director, officer, partner, employee or trustee of another corporation, partnership, joint venture trust or other enterprise on our behalf, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by us against all expenses (including attorneys’ fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

        Indemnification is required to be made unless we determine that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by us that the director or officer did not meet the applicable standard of conduct required for indemnification or if we fail to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give us notice of the action for which indemnity is sought and we have the right to participate in such action or assume the defense thereof.

        Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding to which he was or is a party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person has no reasonable cause to believe his conduct was unlawful.  In the case of actions brought by or in the right of the corporation, however, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        We maintain a general liability insurance policy which covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

        At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Charter. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 7. Exemption From Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The following is a list of exhibits filed as part of this registration statement, which are incorporated herein:

Exhibit
Number	Document
5.1	Opinion of Paul M. Antinori, Esq., Senior Vice President and General Counsel

10.1	The Medicines Company 2007 Equity Inducement Plan

23.1	Consent of Ernst & Young LLP

23.2	Consent of Paul M. Antinori, Esq., Senior Vice President and General Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page of this registration statement)

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii)   To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

        (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on this 9th day of January, 2008.

THE MEDICINES COMPANY

By:	/s/ Clive A. Meanwell
Clive A. Meanwell
Chairman and Chief Executive Officer

We, the undersigned officers and directors of The Medicines Company, hereby severally constitute and appoint Clive A. Meanwell, Glenn P. Sblendorio, John P. Kelley, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable The Medicines Company to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming out signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Clive A. Meanwell	Chief Executive Officer and Chairman of the	January 9, 2008
Clive A. Meanwell	Board of Directors (Principal Executive Officer)

/s/ Glenn P. Sblendorio	Executive Vice President, Chief Financial	January 7, 2008
Glenn P. Sblendorio	Officer and Treasurer (Principal Financial and
Accounting Officer)

/s/ John P. Kelley	President, Chief Operating Officer and Director	January 7, 2008
John P. Kelley

/s/ William W. Crouse	Director	January 5, 2008
William W. Crouse

/s/ Robert J. Hugin	Director	January 9, 2008
Robert J. Hugin

/s/ T. Scott Johnson	Director	January 4, 2008
T. Scott Johnson

/s/ Armin M. Kessler	Director	January 6, 2008
Armin M. Kessler

/s/ Hiroaki Shigeta	Director	January 6, 2008
Hiroaki Shigeta

/s/ Melvin K. Spigelman	Director	January 5, 2008
Melvin K. Spigelman

/s/ Elizabeth H.S. Wyatt	Director	January 5, 2008
Elizabeth H.S. Wyatt

Index to Exhibits

Exhibit Number	Document
5.1	Opinion of Paul M. Antinori, Esq., Senior Vice President and General Counsel

10.1	The Medicines Company 2007 Equity Inducement Plan

23.1	Consent of Ernst & Young LLP

23.2	Consent of Paul M. Antinori, Esq., Senior Vice President and General Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page of this registration statement)